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                                                                    Exhibit L(2)

                                                               6225 Smith Avenue
                                                  Baltimore, Maryland 21209-3600
                                              main 410.580.3000 fax 410.580.3001





                                October 31, 2003




Salomon Brothers Emerging Markets Debt Fund Inc.
125 Broad Street
New York, New York 10004

             Re:   Registration Statement on Form N-2
                   ----------------------------------

Ladies and Gentlemen:

     We have served as special Maryland counsel to Salomon Brothers Emerging Markets Debt Fund Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") and the Investment Company Act of 1940, as amended, by the Company of up to 60,000,000 shares (the "Shares") of the Company's Common Stock, par value $.001 per share ("Common Stock"), pursuant to a Registration Statement of the Company on Form N-2 (File Nos. 333-105190 and 811-21343), as amended to date (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission"). This opinion is being provided at your request in connection with the filing of the Registration Statement.

     In our capacity as special Maryland counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

          (a) The Charter of the Company (the "Charter"), certified by the Department of Assessments and Taxation of the State of Maryland (the "MSDAT").

          (b) The By-Laws of the Company, as amended and restated and in effect on the date hereof.

          (c) The Registration Statement.

          (d) The Subscription Agreement, by and between the Company and Citigroup Financial Products, Inc., dated October 31, 2003.

          (e) Certified resolutions of the Board of Directors of the Company relating to the authorization of the Registration Statement and the transactions contemplated thereby, and the authorization and issuance of the Shares (the "Resolutions").

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                                Salomon Brothers Emerging Markets Debt Fund Inc.
                                                                October 31, 2003
                                                                          Page 2


          (f) A short-form Good Standing Certificate for the Company, dated a recent date, issued by the MSDAT.

          (g) An Officer's Certificate of the Company, dated as of the date hereof, as to certain factual matters (the "Certificate").

          (h) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

     In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder, and the accuracy and completeness of all public records reviewed by us. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely on the Certificate.

     Based upon and subject to the foregoing, subject to the additional assumptions, qualifications and limitations below, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you as follows:

          (1) The Company is duly incorporated and is validly existing and in good standing under the laws of the State of Maryland.

          (2) The Shares to be issued pursuant to the Registration Statement have been duly authorized, and, when issued, sold, paid for, and delivered as contemplated in the Registration Statement and in the Resolutions, will be validly issued, fully paid and non-assessable.

     In addition to the qualifications set forth above, this opinion is subject to the following further assumptions, qualifications, and limitations:

          (a) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of Maryland.

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                                Salomon Brothers Emerging Markets Debt Fund Inc.
                                                                October 31, 2003
                                                                          Page 3


          (b) This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

          (c) We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.

          (d) We assume that the issuance of the Shares will not cause the Company to issue shares of its Common Stock in excess of the number of shares of such class authorized by the Charter at the time of issuance of the Shares and we further assume that the Company will have a net worth of at least $100,000 before making a public offering of its securities.

          (e) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

     We hereby consent to the filing of this opinion with the Commission as Exhibit L(2) to Item 24 of the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is solely for your use in connection with the Registration Statement and may not be relied on by any other person or in any other connection without our prior written approval; provided, however, that Simpson Thacher & Bartlett LLP may rely on this opinion in connection with its opinions delivered in connection with the Registration Statement and the transactions contemplated thereby.

                                             Very truly yours,

                                             /s/ Piper Rudnick LLP

                                             Piper Rudnick LLP